Exhibit 4(c)5










                              GEORGIA POWER COMPANY

                                       to

                                  CHEMICAL BANK



              (Successor by Merger to Chemical Bank New York Trust
                    Company and The New York Trust Company),

                                     Trustee





                          SECOND SUPPLEMENTAL INDENTURE







                          Dated as of September 1, 1995



                        Providing among other things for

                              FIRST MORTGAGE BONDS



              First Pollution Control Series due September 1, 2025 Second Pollution Control Series due September 1, 2025 Third Pollution Control Series due September 1, 2025

         SECOND SUPPLEMENTAL INDENTURE, dated as of September 1, 1995, made and entered into by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia with its principal office in Atlanta, Fulton County, Georgia (hereinafter commonly referred to as the "Company"), and CHEMICAL BANK (successor by merger to Chemical Bank New York Trust Company and The New York Trust Company), a corporation organized and existing under the laws of the State of New York, with its principal corporate trust office in the Borough of Manhattan, The City of New York (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of March 1, 1941 originally entered into between the Company and The New York Trust Company, as Trustee (hereinafter sometimes referred to as the "Original Indenture" and said The New York Trust Company being hereinafter sometimes referred to as the "Original Trustee"), securing bonds issued and to be issued as provided therein, which Original Indenture has heretofore been supplemented and amended by various supplemental indentures (which Original Indenture as so supplemented and amended is hereinafter sometimes referred to as the "Indenture").

         WHEREAS the Company and the Original Trustee have executed and delivered the Original Indenture for the purpose of securing an issue of bonds of the 3-1/2% Series due 1971 described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being presently limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Original Indenture is of record in the public office of each county in the States of Georgia, Alabama, Tennessee and South Carolina, and in the public office of the District of Columbia, in which this Supplemental Indenture is to be recorded, and the Original Indenture is on file at the principal corporate trust office of the Trustee; and

         WHEREAS the Company and the Trustee have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds and of creating the bonds of other series described therein, which supplemental indentures described and set forth additional property conveyed thereby and are also of record in the public offices of some or all of the counties in the States of Georgia, Alabama, Tennessee and South Carolina in which this Supplemental Indenture is to be recorded, and one of which supplemental indentures is also of record in the public office of the District of Columbia, and said supplemental indentures are also on file at the principal corporate trust office of the Trustee; and

         WHEREAS the Company and the Trustee have executed and delivered the Supplemental Indenture dated as of May 15, 1991, by which the third paragraph of
Section 1.02 of the Indenture was amended to read as follows:

                  "The term 'Board of Directors' shall mean the Board of Directors of the Company or any committee of the Board of Directors of the Company authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company."; and

         WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create three series of bonds under the Indenture to be designated, respectively, as "First Pollution Control Series due September 1, 2025" (hereinafter sometimes referred to as the "new First Series Bonds"), "Second Pollution Control Series due September 1, 2025" (hereinafter sometimes referred to as the "new Second Series Bonds") and "Third Pollution Control Series due September 1, 2025" (hereinafter sometimes referred to as the "new Third Series Bonds") (the new First Series Bonds, the new Second Series Bonds and the new Third Series Bonds being hereinafter sometimes referred to collectively as the "new Bonds"), each of which bonds shall also bear the descriptive title "First Mortgage Bond", the bonds of each such series to bear interest as herein provided and to mature on the date designated in the title thereof; and

         WHEREAS by a Plan of Merger dated June 11, 1959, effective September 8, 1959, between The New York Trust Company and Chemical Corn Exchange Bank, said The New York Trust Company was merged into said Chemical Corn Exchange Bank which continued under the name and style of Chemical Bank New York Trust Company; and by a Plan of Merger dated November 26, 1968, effective February 17, 1969, among Chemical New York Corporation, Chemical Bank New York Trust Company and Chemical Bank, said Chemical Bank New York Trust Company was merged into said Chemical Bank which continued under the name and style of Chemical Bank; and by virtue of said mergers Chemical Bank has become successor to The New York Trust Company and Chemical Bank New York Trust Company, as Trustee under the Indenture, and has become vested with all of the title to the mortgaged property and trust estate; and with the trusts, powers, discretions, immunities, privileges and all other matters as were vested in said The New York Trust Company and said Chemical Bank New York Trust Company under the Indenture, with like effect as if originally named as Trustee therein; and

         WHEREAS each of the new Bonds of each series is to be substantially in the following form, with appropriate insertions and deletions, to wit:

                        [FORM OF NEW BOND OF EACH SERIES]

                              GEORGIA POWER COMPANY

               FIRST MORTGAGE BOND, _____ POLLUTION CONTROL SERIES

                              DUE SEPTEMBER 1, 2025

No.                                                               $


         Georgia Power Company, a Georgia corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Bank South, Atlanta, Georgia (as trustee under a Trust Indenture dated as of September 1, 1995 of the Development Authority of Burke County, relating to the Revenue Bonds (hereinafter mentioned)), or registered assigns, the principal sum of _____________________ Dollars on September 1, 2025, and to pay to the registered owner hereof interest on said sum from the latest interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to the first interest payment date, in which case from September 27, 1995, at the same rates, until the principal hereof shall have become due and payable, payable on the same dates, as the Revenue Bonds pursuant to the Revenue Indenture (hereinafter mentioned).

         The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of this series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated September 27, 1995 issued pursuant to Section 3.2 of the Loan Agreement dated as of September 1, 1995 between the Development Authority of Burke County and the Company, relating to the Revenue Bonds (hereinafter mentioned), sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Georgia Power Company Plant Vogtle Project), _____ Series 1995 (hereinafter referred to as "Revenue Bonds") or there shall be on deposit with the trustee pursuant to the Trust Indenture dated as of September 1, 1995 of the Development Authority of Burke County to Bank South, Atlanta, Georgia, as trustee, relating to the Revenue Bonds (hereinafter referred to as the "Revenue Indenture"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Revenue Bonds.

         This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of March 1, 1941 given by the Company to The New York Trust Company, to which Chemical Bank is successor by merger (hereinafter sometimes referred to as the "Trustee"), as Trustee, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

         Upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company at any time and from time to time by the payment of the principal amount thereof and accrued interest thereon to the date fixed for redemption, if redeemed by the operation of the improvement fund or the replacement fund provisions of the Indenture or by the use of proceeds of released property, as more fully set forth in the Indenture.

         In the manner provided in the Indenture, the bonds of this series shall also be redeemable in whole, by payment of the principal amount thereof plus accrued interest thereon to the date fixed for redemption, upon receipt by the Trustee of a written demand from the trustee under the Revenue Indenture stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Indenture has been declared immediately due and payable pursuant to the provisions of Section 8.02 of the Revenue Indenture. As provided in the Indenture, the date fixed for such redemption may be not more than 180 days after receipt by the Trustee of the aforesaid written demand and shall be specified in a notice of redemption given not more than 10 nor less than 5 days prior to the date so fixed for such redemption. As in the Indenture provided, such notice of redemption shall be rescinded and become null and void for all purposes under the Indenture upon rescission of the aforesaid written demand or the aforesaid declaration of maturity under the Revenue Indenture, and thereupon no redemption of the bonds of this series and no payments in respect thereof as specified in such notice of redemption shall be effected or required.

         In the manner provided in the Indenture, the bonds of this series are also redeemable in whole or in part upon receipt by the Trustee of a written demand from the trustee under the Revenue Indenture specifying a principal amount of Revenue Bonds which have been called for redemption pursuant to the optional redemption provisions of the Revenue Bonds and the Revenue Indenture. As provided in the Indenture, bonds of this series equal in principal amount to the principal amount of such Revenue Bonds to be redeemed pursuant to such optional redemption provisions will be redeemed on the date fixed for redemption of the Revenue Bonds at the principal amount of such bonds of this series and accrued interest thereon to the date fixed for redemption, together with a premium equal to the redemption premium (if any) payable upon such redemption of Revenue Bonds.

         In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds, without coupons, of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes. Registered bonds of this series shall be exchangeable for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

         IN WITNESS WHEREOF, Georgia Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated,
                                                     GEORGIA POWER COMPANY


                                                     By:

Attest:




                                               TRUSTEE'S CERTIFICATE

         This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                                     CHEMICAL BANK, as Trustee


                                                     By:
                                                              Authorized Officer

         AND WHEREAS all acts and things necessary to make the new Bonds of each series, when authenticated by the Trustee and issued as in the Indenture and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture and this Supplemental Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized;

         NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds issued and now outstanding under the Indenture, and the $35,585,000 principal amount of new First Series Bonds, $30,000,000 principal amount of new Second Series Bonds and $27,000,000 principal amount of new Third Series Bonds proposed to be issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of further securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto Chemical Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created, and to its or their assigns forever, all the right, title and interest of the Company in and to all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, now owned or hereafter acquired by the Company (excepting, however, that which is by the Indenture expressly reserved from the lien and effect thereof);

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the property, rights and franchises or any thereof, referred to in the foregoing granting clauses, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

         TO HAVE AND TO HOLD all said property, rights and franchises hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and their assigns forever;

         BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, as supplemented and amended, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and for the performance of and compliance with the covenants and conditions of the Indenture, as supplemented and amended, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien; and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

         AND IT IS EXPRESSLY DECLARED that all bonds issued and secured under the Indenture and hereunder are to be issued, authenticated and delivered, and all said property, rights and franchises hereby and by the Indenture conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Original Indenture or in any indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts and uses and purposes expressed in the Indenture and herein, and it is hereby agreed as follows:

         SECTION 1. There are hereby created three series of bonds designated as hereinabove in the fourth Whereas clause set forth, each of which shall contain suitable provisions with respect to the matters hereinafter in this Section specified, and the form thereof shall be substantially as hereinbefore set forth. New Bonds of each such series shall mature on the date specified in the title thereof, and the definitive bonds of each such series may be issued only as registered bonds without coupons. New Bonds of each such series shall be in such denominations as the Board of Directors shall approve, and execution and delivery to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of new Bonds of each such series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

         New Bonds, until the principal thereof shall have become due and payable, shall bear interest at the same rates, payable on the same dates, as
(i) the Third Series Burke Bonds pursuant to the Third Series Burke Indenture (each as hereinafter defined) in the case of the new First Series Bonds, (ii) the Fourth Series Burke Bonds pursuant to the Fourth Series Burke Indenture (each as hereinafter defined) in the case of the new Second Series Bonds, and
(iii) the Fifth Series Burke Bonds pursuant to the Fifth Series Burke Indenture (each as hereinafter defined) in the case of the new Third Series Bonds. New Bonds of each such series shall be dated the date of authentication.

         The principal of and premium, if any, and interest on the new Bonds of each such series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

         New Bonds of each such series may be transferred at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York. New Bonds of each such series shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such new Bonds at said principal corporate trust office of the Trustee. However, notwithstanding the provisions of Section
2.05 of the Indenture, no charge shall be made upon any transfer or exchange of new Bonds of any of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         Any or all of the new Bonds of each such series shall be redeemable at any time and from time to time, prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at the principal amount thereof and accrued interest thereon, if any, to the date fixed for redemption, if redeemed by the operation of Section 4 of the Supplemental Indenture dated as of November 1, 1962 or of the improvement fund provisions of any supplemental indenture or by the use of proceeds of released property.

         SECTION 2. The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new First Series Bonds shall be fully or partially, as the case may be, satisfied and discharged, to the extent that, at the time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated September 27, 1995 issued pursuant to Section 3.2 of the Loan Agreement dated as of September 1, 1995 between the Development Authority of Burke County and the Company, relating to the Third Series Burke Bonds (hereinafter defined), sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Georgia Power Company Plant Vogtle Project), Third Series 1995 (hereinafter referred to as the "Third Series Burke Bonds") or there shall be on deposit with the trustee pursuant to the Trust Indenture dated as of September 1, 1995 of the Development Authority of Burke County to Bank South, Atlanta, Georgia, as trustee, relating to the Third Series Burke Bonds (hereinafter referred to as the "Third Series Burke Indenture"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Third Series Burke Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new First Series Bonds shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the trustee under the Third Series Burke Indenture stating (i) that timely payment of principal of or premium, if any, or interest on the Third Series Burke Bonds has not been made,
(ii) that there are not sufficient available funds to make such payment and
(iii) the amount of funds required to make such payment.

         In addition to the redemption as provided in Section 1 hereof, the new First Series Bonds shall also be redeemable in whole upon receipt by the Trustee of a written demand for the redemption of the new First Series Bonds (hereinafter called "First Series Redemption Demand") from the trustee under the Third Series Burke Indenture stating that the principal amount of all the Third Series Burke Bonds then outstanding under the Third

Series Burke Indenture has been declared immediately due and payable pursuant to the provisions of Section 8.02 of the Third Series Burke Indenture, specifying the date from which unpaid interest on the Third Series Burke Bonds has then accrued and stating that such declaration of maturity has not been rescinded. The Trustee shall within 10 days of receiving the First Series Redemption Demand mail a copy thereof to the Company stamped or otherwise marked to indicate the date of receipt by the Trustee. The Company shall fix a redemption date for the redemption so demanded (herein called the "First Series Demand Redemption") and shall mail to the Trustee notice of such date at least 30 days prior thereto. The date fixed for First Series Demand Redemption may be any day not more than 180 days after receipt by the Trustee of the First Series Redemption Demand. If the Trustee does not receive such notice from the Company within 150 days after receipt by the Trustee of the First Series Redemption Demand, the date for First Series Demand Redemption shall be deemed fixed at the 180th day after such receipt. The Trustee shall mail notice of the date fixed for First Series Demand Redemption (hereinafter called the "First Series Demand Redemption Notice") to the trustee under the Third Series Burke Indenture (and the registered holders of the new First Series Bonds if other than said trustee) not more than 10 nor less than 5 days prior to the date fixed for First Series Demand Redemption, provided, however, that the Trustee shall mail no First Series Demand Redemption Notice (and no First Series Demand Redemption shall be made) if prior to the mailing of the First Series Demand Redemption Notice the Trustee shall have received written notice of rescission of the First Series Redemption Demand from the trustee under the Third Series Burke Indenture. First Series Demand Redemption of the new First Series Bonds shall be at the principal amount thereof, plus accrued interest thereon to the date fixed for redemption, and such amount shall become and be due and payable on the date fixed for First Series Demand Redemption as above provided. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the First Series Demand Redemption Notice and prior to the date fixed for First Series Demand Redemption, the Trustee shall have been advised in writing by the trustee under the Third Series Burke Indenture that the First Series Redemption Demand has been rescinded, the First Series Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the new First Series Bonds and no payments in respect thereof as specified in the First Series Demand Redemption Notice shall be effected or required.

         The new First Series Bonds shall also be redeemable in whole at any time, or in part from time to time (hereinafter called the

"First Series Regular Redemption"), upon receipt by the Trustee of a written demand (hereinafter referred to as the "First Series Regular Redemption Demand") from the trustee under the Third Series Burke Indenture stating: (1) the principal amount of Third Series Burke Bonds to be redeemed pursuant to the optional redemption provisions of the Third Series Burke Bonds and the Third Series Burke Indenture; (2) the date of such redemption and that notice thereof has been given as required by the Third Series Burke Indenture; (3) that the Trustee shall call for redemption on the stated date fixed for redemption of the Third Series Burke Bonds a principal amount of the new First Series Bonds equal to the principal amount of Third Series Burke Bonds to be redeemed; and (4) that the trustee under the Third Series Burke Indenture, as holder of all the new First Series Bonds then outstanding, waives notice of such redemption. The Trustee may conclusively presume the statements contained in the First Series Regular Redemption Demand to be correct. First Series Regular Redemption of the new First Series Bonds shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together with a premium equal to the redemption premium (if any) payable upon such redemption of the Third Series Burke Bonds, and such amount shall become and be due and, subject to the first paragraph of this Section 2, payable on the date fixed for such First Series Regular Redemption, which shall be the date specified pursuant to item
(2) of the First Series Regular Redemption Demand as above provided.

         SECTION 3. The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new Second Series Bonds shall be fully or partially, as the case may be, satisfied and discharged, to the extent that, at the time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated September 27, 1995 issued pursuant to Section 3.2 of the Loan Agreement dated as of September 1, 1995 between the Development Authority of Burke County and the Company, relating to the Fourth Series Burke Bonds (hereinafter defined), sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Georgia Power Company Plant Vogtle Project), Fourth Series 1995 (hereinafter referred to as the "Fourth Series Burke Bonds") or there shall be on deposit with the trustee pursuant to the Trust Indenture dated as of September 1, 1995 of the Development Authority of Burke County to Bank South, Atlanta, Georgia, as trustee, relating to the Fourth Series Burke Bonds (hereinafter referred to as the "Fourth Series Burke Indenture"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Fourth Series Burke

Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new Second Series Bonds shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the trustee under the Fourth Series Burke Indenture stating (i) that timely payment of principal of or premium, if any, or interest on the Fourth Series Burke Bonds has not been made, (ii) that there are not sufficient available funds to make such payment and (iii) the amount of funds required to make such payment.

         In addition to the redemption as provided in Section 1 hereof, the new Second Series Bonds shall also be redeemable in whole upon receipt by the Trustee of a written demand for the redemption of the new Second Series Bonds (hereinafter called "Second Series Redemption Demand") from the trustee under the Fourth Series Burke Indenture stating that the principal amount of all the Fourth Series Burke Bonds then outstanding under the Fourth Series Burke Indenture has been declared immediately due and payable pursuant to the provisions of Section 8.02 of the Fourth Series Burke Indenture, specifying the date from which unpaid interest on the Fourth Series Burke Bonds has then accrued and stating that such declaration of maturity has not been rescinded. The Trustee shall within 10 days of receiving the Second Series Redemption Demand mail a copy thereof to the Company stamped or otherwise marked to indicate the date of receipt by the Trustee. The Company shall fix a redemption date for the redemption so demanded (herein called the "Second Series Demand Redemption") and shall mail to the Trustee notice of such date at least 30 days prior thereto. The date fixed for Second Series Demand Redemption may be any day not more than 180 days after receipt by the Trustee of the Second Series Redemption Demand. If the Trustee does not receive such notice from the Company within 150 days after receipt by the Trustee of the Second Series Redemption Demand, the date for Second Series Demand Redemption shall be deemed fixed at the 180th day after such receipt. The Trustee shall mail notice of the date fixed for Second Series Demand Redemption (hereinafter called the "Second Series Demand Redemption Notice") to the trustee under the Fourth Series Burke Indenture (and the registered holders of the new Second Series Bonds if other than said trustee) not more than 10 nor less than 5 days prior to the date fixed for Second Series Demand Redemption, provided, however, that the Trustee shall mail no Second Series Demand Redemption Notice (and no Second Series Demand Redemption shall be made) if prior to the mailing of the Second Series Demand Redemption Notice the Trustee shall have received written notice of rescission of the Second Series Redemption Demand from the trustee under the Fourth Series Burke Indenture. Second Series Demand Redemption of the new

Second Series Bonds shall be at the principal amount thereof, plus accrued interest thereon to the date fixed for redemption, and such amount shall become and be due and payable on the date fixed for Second Series Demand Redemption as above provided. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the Second Series Demand Redemption Notice and prior to the date fixed for Second Series Demand Redemption, the Trustee shall have been advised in writing by the trustee under the Fourth Series Burke Indenture that the Second Series Redemption Demand has been rescinded, the Second Series Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the new Second Series Bonds and no payments in respect thereof as specified in the Second Series Demand Redemption Notice shall be effected or required.

         The new Second Series Bonds shall also be redeemable in whole at any time, or in part from time to time (hereinafter called the "Second Series Regular Redemption"), upon receipt by the Trustee of a written demand (hereinafter referred to as the "Second Series Regular Redemption Demand") from the trustee under the Fourth Series Burke Indenture stating: (1) the principal amount of Fourth Series Burke Bonds to be redeemed pursuant to the optional redemption provisions of the Fourth Series Burke Bonds and the Fourth Series Burke Indenture; (2) the date of such redemption and that notice thereof has been given as required by the Fourth Series Burke Indenture; (3) that the Trustee shall call for redemption on the stated date fixed for redemption of the Fourth Series Burke Bonds a principal amount of the new Second Series Bonds equal to the principal amount of Fourth Series Burke Bonds to be redeemed; and
(4) that the trustee under the Fourth Series Burke Indenture, as holder of all the new Second Series Bonds then outstanding, waives notice of such redemption. The Trustee may conclusively presume the statements contained in the Second Series Regular Redemption Demand to be correct. Second Series Regular Redemption of the new Second Series Bonds shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together with a premium equal to the redemption premium (if any) payable upon such redemption of the Fourth Series Burke Bonds, and such amount shall become and be due and, subject to the first paragraph of this Section 3, payable on the date fixed for such Second Series Regular Redemption, which shall be the date specified pursuant to item (2) of the Second Series Regular Redemption Demand as above provided.

         SECTION 4. The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new Third Series Bonds shall be fully or partially, as the case may be, satisfied and discharged, to the extent that, at the time that any such payment shall be due, the Company shall have made payments as required by the Company's Note dated September 27, 1995 issued pursuant to Section 3.2 of the Loan Agreement dated as of September 1, 1995 between the Development Authority of Burke County and the Company, relating to the Fifth Series Burke Bonds (hereinafter defined), sufficient to pay fully or partially the then due principal of and premium, if any, and interest on the Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Georgia Power Company Plant Vogtle Project), Fifth Series 1995 (hereinafter referred to as the "Fifth Series Burke Bonds") or there shall be on deposit with the trustee pursuant to the Trust Indenture dated as of September 1, 1995 of the Development Authority of Burke County to Bank South, Atlanta, Georgia, as trustee, relating to the Fifth Series Burke Bonds (hereinafter referred to as the "Fifth Series Burke Indenture"), sufficient available funds to pay fully or partially the then due principal of and premium, if any, and interest on the Fifth Series Burke Bonds. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the new Third Series Bonds shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the trustee under the Fifth Series Burke Indenture stating (i) that timely payment of principal of or premium, if any, or interest on the Fifth Series Burke Bonds has not been made, (ii) that there are not sufficient available funds to make such payment and (iii) the amount of funds required to make such payment.

         In addition to the redemption as provided in Section 1 hereof, the new Third Series Bonds shall also be redeemable in whole upon receipt by the Trustee of a written demand for the redemption of the new Third Series Bonds (hereinafter called "Third Series Redemption Demand") from the trustee under the Fifth Series Burke Indenture stating that the principal amount of all the Fifth Series Burke Bonds then outstanding under the Fifth Series Burke Indenture has been declared immediately due and payable pursuant to the provisions of Section
8.02 of the Fifth Series Burke Indenture, specifying the date from which unpaid interest on the Fifth Series Burke Bonds has then accrued and stating that such declaration of maturity has not been rescinded. The Trustee shall within 10 days of receiving the Third Series Redemption Demand mail a copy thereof to the Company stamped or otherwise marked to indicate the date of receipt by the Trustee. The Company shall fix a redemption date for the redemption so demanded (herein called the "Third Series Demand Redemption") and shall mail to the Trustee notice of such date at least 30 days prior thereto. The date fixed for Third Series Demand Redemption may be any day not more than 180 days after receipt by the Trustee of the Third Series Redemption Demand. If the Trustee does not receive such notice from the Company within 150 days after receipt by the Trustee of the Third Series Redemption Demand, the date for Third Series Demand Redemption shall be deemed fixed at the 180th day after such receipt. The Trustee shall mail notice of the date fixed for Third Series Demand Redemption (hereinafter called the "Third Series Demand Redemption Notice") to the trustee under the Third Series Burke Indenture (and the registered holders of the new Third Series Bonds if other than said trustee) not more than 10 nor less than 5 days prior to the date fixed for Third Series Demand Redemption, provided, however, that the Trustee shall mail no Third Series Demand Redemption Notice (and no Third Series Demand Redemption shall be made) if prior to the mailing of the Third Series Demand Redemption Notice the Trustee shall have received written notice of rescission of the Third Series Redemption Demand from the trustee under the Fifth Series Burke Indenture. Third Series Demand Redemption of the new Third Series Bonds shall be at the principal amount thereof, plus accrued interest thereon to the date fixed for redemption, and such amount shall become and be due and payable on the date fixed for Third Series Demand Redemption as above provided. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the Third Series Demand Redemption Notice and prior to the date fixed for Third Series Demand Redemption, the Trustee shall have been advised in writing by the trustee under the Fifth Series Burke Indenture that the Third Series Redemption Demand has been rescinded, the Third Series Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the new Third Series Bonds and no payments in respect thereof as specified in the Third Series Demand Redemption Notice shall be effected or required.

         The new Third Series Bonds shall also be redeemable in whole at any time, or in part from time to time (hereinafter called the "Third Series Regular Redemption"), upon receipt by the Trustee of a written demand (hereinafter referred to as the "Third Series Regular Redemption Demand") from the trustee under the Fifth Series Burke Indenture stating: (1) the principal amount of Fifth Series Burke Bonds to be redeemed pursuant to the optional redemption provisions of the Fifth Series Burke Bonds and the Fifth Series Burke Indenture;
(2) the date of such redemption and that notice thereof has been given as required by the Fifth Series Burke Indenture; (3) that the Trustee shall call for redemption on the stated date fixed for redemption of the Fifth Series Burke Bonds a principal amount of the new Third Series

Bonds equal to the principal amount of Fifth Series Burke Bonds to be redeemed; and (4) that the trustee under the Fifth Series Burke Indenture, as holder of all the new Third Series Bonds then outstanding, waives notice of such redemption. The Trustee may conclusively presume the statements contained in the Third Series Regular Redemption Demand to be correct. Third Series Regular Redemption of the new Third Series Bonds shall be at the principal amount thereof and accrued interest thereon to the date fixed for redemption, together with a premium equal to the redemption premium (if any) payable upon such redemption of the Fifth Series Burke Bonds, and such amount shall become and be due and, subject to the first paragraph of this Section 4, payable on the date fixed for such Third Series Regular Redemption, which shall be the date specified pursuant to item (2) of the Third Series Regular Redemption Demand as above provided.

         SECTION 5. The Company covenants that the provisions of Section 4 of the Supplemental Indenture dated as of November 1, 1962, shall be in full force and effect so long as any new Bonds of any series shall be outstanding under the Indenture.

         SECTION 6. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 7. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

         SECTION 8. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         SECTION 9. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 10. Although this Supplemental Indenture, for convenience and for the purposes of reference, is dated as of the day and year first above written, the actual dates of execution by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.

         IN WITNESS WHEREOF, said Georgia Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said Chemical Bank, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents, Senior Trust Officers or Trust Officers and its corporate seal to be hereunto affixed and to be attested by one of its Senior Trust Officers, Trust Officers, Assistant Trust Officers or Assistant Secretaries, in several counterparts, all as of the day and year first above written.

                                              GEORGIA POWER COMPANY


                                       By:
                                                      Vice President

Attest:


Assistant Corporate Secretary


Signed, sealed and delivered this 21st day of September, 1995 by Georgia Power Company in the County of Fulton, State of Georgia, in the presence of



Unofficial Witness



Notary Public, Henry County, Georgia
My Commission Expires April 20, 1999



                                        (signatures continued on next page)

                                              CHEMICAL BANK



                                       By:
                                                  Vice President
Attest:


Senior Trust Officer

Signed, sealed and delivered this 22nd day of September, 1995 by Chemical Bank in the County of New York, State of New York, in the presence of



Unofficial Witness



        ANNABELLE DELUCA
Notary Public, State of New York
        No. 01 DE 5013759
    Qualified in Kings County
Certificate filed in New York County
Commission Expires July 15, 1997

STATE OF GEORGIA                  )
                                  ) SS.:
COUNTY OF FULTON                  )

         On the 21st day of September, 1995, personally appeared before me Angela K. Page, a Notary Public in and for the State and County aforesaid, Linda
J. Hein, who made oath and said that she was present and saw the corporate seal of Georgia Power Company affixed to the above written instrument, that she saw Judy M. Anderson, Vice President, with Cherry C. Hudgins, Assistant Corporate Secretary, known to her to be such officers of said corporation respectively, attest the same, and that she, deponent, with Angela K. Page witnessed the execution and delivery of the said instrument as the free act and deed of said Georgia Power Company.

Subscribed and sworn to      )
before me this 21st day of   )
September, 1995                             )



Notary Public, Henry County, Georgia
My Commission Expires April 20, 1999

STATE OF NEW YORK                        )
                                         ) SS.:
COUNTY OF NEW YORK                       )


         On the 22nd day of September, 1995, personally appeared before me Annabelle DeLuca, a Notary Public in and for the State and County aforesaid, B. Kelly, who made oath and said that she was present and saw the corporate seal of Chemical Bank affixed to the above written instrument, that she saw G. McFarlane, Vice President, with R. Lorenzen, Senior Trust Officer, known to her to be such officers of said corporation respectively, attest the same, and that she, deponent, with Annabelle DeLuca, witnessed the execution and delivery of the said instrument as the free act and deed of said Chemical Bank.

Subscribed and sworn to         )
before me this 22nd day of      )
September, 1995                                   )



        ANNABELLE DELUCA
Notary Public, State of New York
       No. 01 DE 5013759
  Qualified in Kings County
Certificate filed in New York County
Commission Expires July 15, 1997

STATE OF GEORGIA                    )
                                    ) SS.:
COUNTY OF FULTON                    )

         On the 21st day of September, in the year one thousand nine hundred and ninety-five, before me personally came Judy M. Anderson, to me known, who, being by me duly sworn, did depose and say that she resides at 199 14th Street, N.E., Atlanta, Georgia; that she is a Vice President of Georgia Power Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.


                                      Notary Public, Henry
                                      County, Georgia
                                      My Commission Expires
                                      April 20, 1999

STATE OF NEW YORK                      )
                                       ) SS.:
COUNTY OF NEW YORK                     )

         On the 22nd day of September, in the year one thousand nine hundred and ninety-five, before me personally came G. McFarlane, to me known, who, being by me duly sworn, did depose and say that he resides at 1678 N. Gardiner Drive, Bay Shore, New York; that he is a Vice President of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                ANNABELLE DELUCA
                             Notary Public, State of
                                    New York
                                No. 01 DE 5013759
                            Qualified in Kings County
                            Certificate filed in New
                                   York County
                               Commission Expires
                                  July 15, 1997

STATE OF GEORGIA                     )
                                     ) SS.:
COUNTY OF FULTON                     )

         On the 21st day of September, 1995, before me appeared Judy M. Anderson, to me personally known, who, being by me duly sworn, did say that she is a Vice President of Georgia Power Company, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that said Judy M. Anderson acknowledged said instrument to be the free act and deed of said corporation.

         Given under my hand this 21st day of September, 1995.



                                                         Notary Public, Henry
                                                         County, Georgia
                                                         My Commission Expires
                                                         April 20, 1999

STATE OF NEW YORK                        )
                                         ) SS.:
COUNTY OF NEW YORK                       )

         On the 22nd day of September, 1995, before me appeared G. McFarlane, to me personally known, who, being by me duly sworn, did say that he is a Vice President of Chemical Bank, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that said G. McFarlane acknowledged said instrument to be the free act and deed of said corporation.

         Given under my hand this 22nd day of September, 1995.



                                ANNABELLE DELUCA
                             Notary Public, State of
                                    New York
                                No. 01 DE 5013759
                            Qualified in Kings County
                            Certificate filed in New
                                   York County
                               Commission Expires
                                  July 15, 1997